EXHIBIT H


  FirstEnergy                              Amount          Ratio
  -----------                          -----------        -------
  Common Equity                       $  8,620,953         43.44%
  Preferred Stock                          238,719          1.20%
  Long-Term Debt                        10,680,061         53.80%
  Short-Term Debt                          310,125          1.56%
                                       -----------        -------
  Total Capitalization                $ 19,849,858        100.00%
                                       -----------        -------

  Ohio Edison
  -----------
  Common Equity                       $  2,501,314         58.07%
  Preferred Stock                          100,070          2.32%
  Long-Term Debt                         1,496,057         34.73%
  Short-Term Debt                          210,041          4.88%
                                       -----------        -------
  Total Capitalization                $  4,307,482        100.00%
                                       -----------        -------

  Cleveland Electric
  ------------------
  Common Equity                       $  1,810,392         41.95%
  Preferred Stock                                -             -%
  Long-Term Debt                         2,034,471         47.14%
  Short-Term Debt                          470,732         10.91%
                                       -----------        -------
  Total Capitalization                $  4,315,595        100.00%
                                       -----------        -------

  Toledo Edison
  -------------
  Common Equity                       $    832,493         47.73%
  Preferred Stock                          126,000          7.22%
  Long-Term Debt                           391,081         22.42%
  Short-Term Debt                          394,761         22.63%
                                       -----------        -------
  Total Capitalization                $  1,744,335        100.00%
                                       -----------        -------

  Penn Power
  ----------
  Common Equity                       $    333,741         61.36%
  Preferred Stock                           39,105          7.19%
  Long-Term Debt                           160,413         29.49%
  Short-Term Debt                           10,644          1.96%
                                       ------------       -------
  Total Capitalization                $    543,903        100.00%
                                       ------------       -------